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                                                                       EXHIBIT E

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement 33-46734 on Form S-8 of our report dated May 30, 1997, appearing in this Annual Report on Form 11-K of the Terra Industries Inc. Employees' Savings and Investment Plan for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP


Omaha, Nebraska
June 19, 1997